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                                                                       EXHIBIT 5

Anchor National Life         New Business Documents       New Business Documents
Insurance Company            with checks:                 without checks:
1 Sun America Center         P. O. Box 100330             P. O. Box 54299
Los Angeles, CA              Pasadena, CA 91189           Los Angeles, CA
  90067-6022                   91189-0330                   90054-0299
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PARTICIPANT ENROLLMENT FORM                                     R-5427CMB(10/95)
DO NOT USE HIGHLIGHTER.  Please print or type.

A. PARTICIPANT

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LAST NAME/CUSTODIAN/TRUST/PLAN NAME           FIRST NAME          MIDDLE INITIAL

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STREET ADDRESS

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CITY                      STATE             ZIP CODE            TELEPHONE NUMBER

MO______ DAY______ YR______           M____ F____      _________________________
DATE OF BIRTH                         SEX              SOCIAL SECURITY OR TAX ID
                                                       NUMBER

JOINT                -----------------------------------------------------------
PARTICIPANT          LAST NAME                    FIRST NAME      MIDDLE INITIAL
(if applicable)

(must be             MO____ DAY____ YR____    M____ F____     __________________
spouse of            DATE OF BIRTH            SEX             SOCIAL SECURITY OR
participant)                                                  TAX ID NUMBER


B. ANNUITANT
                     -----------------------------------------------------------
(Complete only       LAST NAME                    FIRST NAME      MIDDLE INITIAL
if different
from                 -----------------------------------------------------------
participant.         STREET ADDRESS
This product
does not             -----------------------------------------------------------
provide for          CITY            STATE    ZIP CODE          TELEPHONE NUMBER
joint
annuitants.)         MO____ DAY____ YR____    M____ F____     __________________
                     DATE OF BIRTH            SEX             SOCIAL SECURITY OR
                                                              TAX ID NUMBER

C. BENEFICIARY(IES)

Primary ___          -----------------------------------------------------------
Contingent___        LAST NAME                    FIRST NAME      MIDDLE INITIAL
Relationship

Primary ___          -----------------------------------------------------------
Contingent___        LAST NAME                    FIRST NAME      MIDDLE INITIAL
Relationship

D. TYPE OF CONTRACT

           Nonqualified.
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           Is this a 1035 Exchange?       ______YES           ______NO

           Is this a Transfer of Assets (funds to be transferred from a mutual
           fund, CD, etc.)                ______YES           ______NO

           If either of the above is yes, please complete a "Request for Transfer or 1035 Exchange" (G-2500NB).
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______     Qualified, as indicated below.  Is this a direct transfer?
           ______YES           ______NO

           If yes, please complete a "Request for Transfer or 1035 Exchange" (G-2500NB).

_____SEP             _____403(b)    _____Terminal funding      _____457 plan

_____401 retirement plan            _____IRA Tax year_____     _____IRA Rollover

_____IRA Transfer              _____Other_______________________________________
                                                    PLEASE SPECIFY


E. ANNUITY DATE      MO______  DAY______  YR______

                     Date annuity payout will begin. (Note: Maximum age 85. If left blank, the date will default to age 85 for nonqualified and 70 1/2 for qualified contracts.)


F. PURCHASE          _____INITIAL PAYMENT: $________________________
   PAYMENT(S)        Minimum initial payment is $75,000 for nonqualified
                     contracts and qualified contracts. Payments may be wired or mailed. Make check payable to Anchor National Life
                     Insurance Company.

                     _____AUTOMATIC PAYMENTS: $_____________________
                     To establish automatic bank drafts, include a completed "Automatic Payment Authorization" (G-2233POS), a voided check and initial premium for the policy.


G. SPECIAL           _____SYSTEMATIC WITHDRAWAL:  Check the box at left and
   FEATURES          include a completed "Systematic Withdrawal Application"
                     (B-5550CMB)

                     _____AUTOMATIC DOLLAR COST AVERAGING: Check the box at left and include a completed "Dollar Cost Averaging" application (B-5551CMB)

                     _____PRINCIPAL ADVANTAGE: Check the box at left. In Section H, indicate the fixed account desired and specify other allocations as percentages.


H. INVESTMENT            Fixed Account Options        Variable Portfolio Options
   INSTRUCTIONS
                               ______% 1 yr.        ______% International Equity
(Allocations must
be expressed in                ______% 3 yr.        ______% Capital Growth
whole percentages
and total                      ______% 5 yr.        ______% Growth and Income
allocations must
equal 100%)                    ______% 7 yr.        ______% Asset Allocation

                               ______% 10 yr.       ______% U.S. Treasury Income

                                                    ______% Money Market


I. TELEPHONE        Do you wish to authorize telephone transfers, subject to the
   TRANSFERS        conditions set forth below?    ______YES            ______NO
   AUTHORIZATIONS             (If no election is indicated the Company will
                               default to yes for transfers and no for
                               withdrawals.)

If indicated above, I authorize the Company to accept telephone instructions for transfers in any amount among sub-accounts from anyone providing proper identification subject to restrictions and limitations contained in the contract and related prospectus, if any. I understand that I bear the risk
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of loss in the event of a telephone instruction not authorized by me.  The
Company will not be responsible for any losses resulting from unauthorized transactions if it follows reasonable procedures designed to verify the identity of the caller and therefore, the Company will record telephone conversations containing transaction instructions, request personal identification information before acting upon telephone instructions and send written confirmation statements of transactions to the address of record.


J. SPECIAL REQUESTS_____________________________________________________________


K. STATEMENT OF     I certify that this Certificate ___WILL ___ WILL NOT replace
   PARTICIPANT      in whole or in part any existing life insurance or annuity contract. (If so, please indicate name of issuing company and contract number below.)

                    ______________________________________    __________________
                    COMPANY NAME                              CERTIFICATE NUMBER

I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and agree that this Enrollment Form shall be a part of any Certificate issued by the Company. I verify my understanding that all payments and values provided by the Certificate, when based on investment experience of a variable account(s), are variable and not guaranteed as to dollar amount. I understand that all payments and values based on the General Account are subject to a Market Value Adjustment formula, which may result in upward and downward adjustments in amounts payable. I further verify that I (1) was not offered any advice or recommendation on investing in the Certificate by any commercial bank; and (2) understand that (i) the Certificate is not insured by the FDIC or Federal Reserve Board or any other agency; (ii) the Certificate is not a deposit or obligation of, or endorsed, nor guaranteed by, Chase or any commercial bank. I acknowledge receipt of the current prospectus for the Vista Advantage Advisor and its underlying funds. I have read it carefully and understand its contents.

Signed at______________________________________________      ___________________
           CITY                           STATE              DATE

______________________________________________       ___________________________
PARTICIPANT'S SIGNATURE                              REGISTERED REPRESENTATIVE'S
                                                     SIGNATURE
_________________________________________________
JOINT PARTICIPANT'S SIGNATURE (IF APPLICABLE)


L. REGISTERED                Will this Certificate replace in whole or in part
   REPRESENTATIVE            any existing life insurance or annuity Certificate?
   INFORMATION               ______YES            ______NO

________________________________________________________________________________
REPRESENTATIVE'S LAST NAME     FIRST NAME      MIDDLE INITIAL    SOC.SEC. NUMBER

________________________________________________________________________________
REPRESENTATIVE'S STREET ADDRESS           CITY               STATE      ZIP CODE

________________________     ________________________________    _______________
BRANCH OFFICE                REPRESENTATIVE'S                    AGENT ID NUMBER
                             TELEPHONE NO.


FRAUD WARNING: ANY PERSON WHO WITH INTENT TO DEFRAUD OR KNOWING THAT HE IS FACILITATING A FRAUD AGAINST AN INSURER, SUBMITS AN APPLICATION OR FILES A CLAIM CONTAINING A FALSE OR DECEPTIVE STATEMENT MAY BE GUILTY OF INSURANCE
FRAUD.                                                          R-5427CMB(10/95)